SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            September 21, 2015
                             Date of Report
                 (Date of Earliest Event Reported)

                           OGL HOLDINGS LTD.
           (Exact Name of Registrant as Specified in its Charter)

                   RED GROTTO ACQUISITION CORPORATION
          (Former  Name of Registrant as Specified in its Charter)

Delaware                      000-55387                   47-3165342
(State or other          (Commission File Number)      (IRS Employer
jurisdiction                                        Identification No.)
of incorporation)

                     Shan Shui Commercial Building
                24 Floor, Xuyi County, Jiangsu Province
                       Huai River Town 57, China
                (Address of Principal Executive Offices)

                            0517-88655757
           (Registrant's telephone number, including area code

ITEM 3.02   Unregistered Sales of Equity Securities

       On September 22, 2015 OGL Holdings Ltd. (formerly Red Grotto Acquisition Corporation) (the "Registrant" or the "Company") issued shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 97.5% of the total outstanding 20,000,000 shares of common stock as follows:

            Lim, Kun Lim                       5,202,000
            Tian, ChunZhi                      4,998,000
            Jiangsu O.G.L. Ecological
               Agriculture Science and
               Technology Co., Ltd.            9,200,000
            SG Resources Inc.                    100,000

     With the issuance of the stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On September 21, 2015, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on March 2, 2015, as amended and supplemented by the information contained in this report.

    The Registrant intends to develop an organic farm in China utilizing a unique greenhouse and farming technology proprietary to the president of the Registrant. The Company anticipates offering 2,000,000 shares for public sale at an offering price $4.00 per share for the development of its ecology agriculture theme park project.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On September 21, 2015 James M. Cassidy resigned as the Registrant's president, secretary and director and James McKillop resigned as the Registrant's vice president and director.

    On September 21, 2015, the following persons were elected as directors of the Registrant :

         Lim, Kun Lim
         Tian, ChunZhi
         Cheng, Yee Fai Fred

    On September 21, 2015, the following persons were appointed to serve in the offices appearing next to their name:
         Lim, Kun Lim             Chairman and President
         Tian, ChunZhi            Chief Executive Officer
         Cheng, Yee Fai Fred      Chief Financial Officer

    Lim, Kun Lim serves as President, Chairman and a director of the Registrant. Mr. Lim is a citizen of Singapore. Mr. Lim graduated from Singapore National University Department of Industrial Engineering and Management. He has over 37 years in corporate planning and management. He is the current president and chairman of Singapore's Organic Company, China's Jiangsu O.G.L. Organic eco-agricultural science and technology company, and China's Wuhan eco-agricultural science and technology company.

    Tian, ChunZhi serves as Chief Executive Officer and a director of the Registrant. Ms. Chunzhi is a permanent resident of Singapore. Ms. Tian currently works as Chief Financial Officer of Singapore's OGL Organic Group and participated in the Group's corporate planning, financial management and daily operations. She also serves as corporate representative and director-general of China's Jiangsu,Wuhan O.G.L. Organic Company. She has over 29 years experience in finance, accounting and corporate tax management. Ms. Chunzhi graduated from Wuhan University, department of economics and management.

    Yee Fai Fred Cheng, PhD serves as Chief Financial Officers and a director of the Registrant. Mr. Cheng is a resident of Hong Kong. He is a certified public accountant of Hong Kong and Singapore and a chartered accountant in Canada, New Zealand and Australia. He has over 30 years experience in corporate structure, planning, accounting, taxation and corporate listing.
He is currently Singapore's O.G.L. Oirganic Group Chief Financial Director who manages company finances and instructs on company roles. In 2012, he earned his PhD from York University in the United States with a major in financial and management.

                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                             OGL HOLDINGS LTD.

                             /s/Lim, Kun Lim
                             President

Date: September 22, 2015